Third Quarter 2020 Investor Presentation September 9, 2020

Forward–Looking Statements Certain statements contained in this presentation may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements regarding the projected impact of the COVID-19 global pandemic on FB Financial business operations, statements relating to the timing, benefits, costs, and synergies of the recently completed merger with Franklin Financial Network, Inc. and Franklin Synergy Bank (collectively, “Franklin”) (the “Franklin merger”) and of the recently completed merger with FNB Financial Corp. (“FNB”) (together with the Franklin merger, the “mergers”), and FB Financial’s future plans, results, strategies, and expectations. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond FB Financial’s control. The inclusion of these forward-looking statements should not be regarded as a representation by FB Financial or any other person that such expectations, estimates, and projections will be achieved. Accordingly, FB Financial cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Although FB Financial believes that the expectations reflected in these forward-looking statements are reasonable as of the date of this presentation, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, and any slowdown in economic growth in the local or regional economies in which we operate and/or the U.S. economy generally, (2) the effects of the COVID-19 pandemic, including the magnitude and duration of the pandemic and its impact on general economic and financial market conditions and on FB Financial’s business and FB Financial customers' businesses, results of operations, asset quality and financial condition, (3) changes in government interest rate policies, (4) our ability to effectively manage problem credits, (5) the risk that the cost savings and any revenue synergies from the mergers or another acquisition may not be realized or may take longer than anticipated to be realized, (6) disruption from the mergers with customer, supplier, or employee relationships, (7) the possibility that the costs, fees, expenses, and charges related to the mergers may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (8) the risks related to the integrations of the combined businesses following the mergers, including the risk that the integrations will be materially delayed or will be more costly or difficult than expected, (9) the diversion of management time on issues related to the mergers, (10) the ability of FB Financial to effectively manage the larger and more complex operations of the combined company following the Franklin merger, (11) the risks associated with FB Financial’s pursuit of future acquisitions, (12) reputational risk and the reaction of the parties’ respective customers to the mergers, (13) FB Financial’s ability to successfully execute its various business strategies, including its ability to execute on potential acquisition opportunities, (14) the risk of potential litigation or regulatory action related to the Franklin merger, and (15) general competitive, economic, political, and market conditions. Further information regarding FB Financial and factors that could affect the forward-looking statements contained herein can be found in FB Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and its other filings with the SEC. Many of these factors are beyond FB Financial’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this presentation, and FB Financial undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for FB Financial to predict their occurrence or how they will affect the company. FB Financial qualifies all forward-looking statements by these cautionary statements. 1

Use of non-GAAP financial measures This presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non‐GAAP financial measures include, without limitation, adjusted net income, adjusted diluted earnings per share, adjusted pro forma net income, adjusted pro forma diluted earnings per share, pre-tax, pre-provision earnings, adjusted pre-tax, pre- provision earnings, adjusted pre-tax, pre-provision earnings per share, core noninterest expense, core revenue, core noninterest income, core efficiency ratio (tax-equivalent basis), banking segment core efficiency ratio (tax-equivalent basis), mortgage segment core efficiency ratio (tax-efficiency basis), adjusted mortgage contribution, adjusted return on average assets and equity, pro forma return on average assets and equity, pro forma adjusted return on average assets, equity and tangible common equity and adjusted pre-tax, pre-provision return on average assets, equity and tangible common equity and adjusted allowance for credit losses to loans held for investment. Each of these non-GAAP metrics excludes certain income and expense items that FB Financial’s management considers to be non‐core/adjusted in nature. FB Financial refers to these non‐GAAP measures as adjusted or core measures. This presentation also presents tangible assets, tangible common equity, tangible book value per common share and tangible common equity to tangible assets. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles. FB Financial’s management uses these non-GAAP financial measures in their analysis of FB Financial’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant non-core gains and charges in the current and prior periods. FB Financial’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding FB Financial’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, FB Financial believes that the presentation of this information allows investors to more easily compare FB Financial’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. FB Financial strongly encourages interested parties to review the GAAP financial measures included in this presentation and not to place undue reliance upon any single financial measure. Moreover, the manner in which FB Financial calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures FB Financial has discussed herein when comparing such non-GAAP financial measures. The tables in the Appendix of this presentation provide a reconciliation of these measures to the most directly comparable GAAP financial measures. 2

FirstBank

Snapshot of FB Financial today

Company overview

- Second largest Nashville-headquartered bank and third largest Tennessee-based bank
- Originally chartered in 1906, one of the longest continually operated banks in Tennessee
- Completed the largest bank IPO in Tennessee history in September 2016
- Mr. James W. Ayers currently owns ~29% of FB Financial following the close of the Franklin Financial Network merger
- Attractive footprint in both high growth metropolitan markets and stable community markets
  - Located in eight attractive metropolitan markets in Tennessee, Alabama & Kentucky[1]
  - Strong market position in sixteen community markets[1]
  - Mortgage offices located throughout footprint and strategically across the southeast, with a national online platform
- Provides community banking, relationship-based, customer service with the products and capabilities of a larger bank
  - Local people, local knowledge and local authority
  - Personal banking, commercial banking, investment services, trust and mortgage banking
- Completed acquisition of FNB Financial Corporation in Scottsville, KY on February 14, 2020 (~$250 million in assets)
- Completed acquisition of Franklin Financial Network, Inc. (NYSE: FSB) on August 15, 2020 (~$3.8 billion in assets)
- Completed $100 million, 4.50% bank-level subordinated note placement in 3Q 2020

Franchise map[1]



Nashville
Knoxville
TENNESSEE
Memphis
CUMBERLAND PLATEAU
BLUE RIDGE
Cumberland

Financial results for 2Q 2020

Balance sheet ($mm)	FBK	FSB[2]	Pro Forma[3]
Total assets	$7,256	$3,776	$11,032
Loans – HFI	4,827	2,795	7,622
Total deposits	5,953	3,143	9,096
Shareholder's equity	805	422	1,227

Key metrics (%)	FBK 2Q 2020
Tangible Common Equity / Tangible Assets (%)	8.7%[4]
On-Balance Sheet Liquidity / Tangible Assets (%)	14.0%
Adjusted PTPP ROAA (%)	3.29%[4]
Adjusted PTPP ROATCE (%)	38.6%[4]
NIM (%)	3.50%
Core Efficiency (%)	57.5%[4]

Note: Unaudited financial data as of June 30, 2020; presented on a consolidated basis.
[1] Presented pro forma for the recently completed Franklin Financial Network merger. [2] Reported 2Q 2020 financial information for the acquisition target. [3] Simple summation; does not include purchase accounting adjustments. [4] Non-GAAP financial measure. See "Use of non-GAAP financial measures" and "Reconciliation of non-GAAP financial measures" in the Appendix hereto.

3

FirstBank

Recent corporate history

2015	2016	2017	2018	2019	YTD 2020
Awarded **"Top Workplaces"** by the Tennessean	Awarded **"Top Workplaces"** by the Tennessean	Awarded **"Top Workplaces"** by the Tennessean	Awarded **"Top Workplaces"** by the Tennessean	Awarded **"Top Workplaces"** by the Tennessean	Awarded **"Top Workplaces"** by the Tennessean
Adj. PTPPROAA[1]: 1.81% Adj. ROATCE[1]: 17.7% Year-End Assets: $2.9bn	Adj. PTPPROAA[1]: 2.25% Adj. ROATCE[1]: 19.5% Year-End Assets: $3.3bn	Adj. PTPPROAA[1]: 2.40% Adj. ROATCE[1]: 15.5% Year-End Assets: $4.7bn	Adj. PTPPROAA[1]: 2.34% Adj. ROATCE[1]: 17.1% Year-End Assets: $5.1bn	Adj. PTPPROAA[1]: 2.15% Adj. ROATCE[1]: 16.4% Total Assets: $6.1bn	Adj. PTPPROAA[1]: 2.72% Adj. ROATCE[1]: 10.0% Total Assets: $11.0bn[2]
■ Completed acquisition of Northwest Georgia Bank, adding $79 million in loans and $246 million in deposits and increasing Chattanooga deposit market share to 8th	■ Converted core operating platform to Jack Henry ■ Completed the largest bank IPO in Tennessee history; priced at $19.00 per share	■ Completed acquisition of Clayton Bank & Trust and American City Bank, adding $1.1 billion in loans and $1.0 billion in deposits; moved from 41st in Knoxville MSA to 10th; 20%+ EPS accretion and tangible book neutral ■ Finalized integration of Clayton Bank & Trust and American City Bank acquisitions	■ Initiated quarterly dividend ■ Completed secondary offering of 3.7 million common shares	■ Completed acquisition of 10 net branches from Atlantic Capital Bank; moved from 7th to 5th in Chattanooga MSA deposit market share and 11th to 10th in Knoxville MSA deposit market share ■ Converted treasury platform ■ Completed mortgage restructuring	■ Completed acquisition of FNB Financial Corporation; enter Bowling Green MSA ranked 7th in deposit market share ■ Converted online and mobile consumer banking platforms ■ Completed acquisition of Franklin Financial Network; on a pro forma basis moved from 12th to 6th in the Nashville MSA in deposit market share ■ Raised $100 million of 4.50% subordinated debt



2015
2016
2017
2018
2019
2020

[1] Pro forma net income and tax-adjusted return on average assets and return on average tangible common equity include a pro forma provision for federal income taxes using a combined effective income tax rate of 35.08% and 36.75% for the years ended December 31, 2015 and 2016, respectively, and also excludes the impact of a one-time tax charge to C Corp conversion in 3Q 2016 and the 4Q 2017 benefit from the 2017 Tax Cuts and Jobs Act. A combined effective tax rate of 26.06% is being applied in subsequent periods. See "Use of non-GAAP financial measures," and "Reconciliation of non-GAAP financial measures" in the Appendix hereto. [2] Pro forma for the recently completed Franklin Financial Network merger, pro forma metrics calculated using publicly available information and are a simple summation that does not include purchase accounting adjustments. Note: Financial data presented on a consolidated basis.

4

FirstBank

A leading community bank headquartered in Tennessee

Top 10 banks in Tennessee[1]

Rank	Name	Headquarters	Branches (#)	TN deposits ($bn)	Deposit market share (%)	Percent of company deposits (%)
1	First Horizon	Memphis, TN	164	$25.0	15.6%	42.0%
2	Regions	Birmingham, AL	217	18.4	11.5%	18.7%
3	Truist Financial Corp	Charlotte, NC	147	15.5	9.7%	4.7%
4	Pinnacle	Nashville, TN	48	13.5	8.5%	69.3%
5	Bank of America	Charlotte, NC	58	12.6	7.9%	0.9%
6	FB Financial	Nashville, TN	75	7.5	4.7%	91.9%
7	U.S. Bancorp	Minneapolis, MN	90	3.5	2.2%	1.0%
8	Wilson Bank & Trust	Lebanon, TN	28	2.3	1.5%	100.0%
9	Reliant Bancorp	Brentwood, TN	31	2.3	1.5%	100.0%
10	Fifth Third	Cincinnati, OH	36	2.3	1.4%	1.8%

Top 10 banks under $30bn assets in Tennessee[1,2]

Rank	Name	Headquarters	Branches (#)	TN deposits ($bn)	Deposit market share (%)	Percent of company deposits (%)
1	Pinnacle	Nashville, TN	48	13.5	8.5%	69.3%
2	FB Financial	Nashville, TN	75	7.5	4.7%	91.9%
3	Wilson Bank & Trust	Lebanon, TN	28	2.3	1.5%	100.0%
4	Reliant Bancorp	Brentwood, TN	31	2.3	1.5%	100.0%
5	CapStar Financial	Nashville, TN	22	2.1	1.3%	100.0%
6	Simmons First	Pine Bluff, AR	42	2.0	1.3%	12.4%
7	Home Federal	Knoxville, TN	23	1.7	1.1%	100.0%
8	SmartFinancial	Knoxville, TN	23	1.7	1.1%	73.4%
9	Educational Loan	Farragut, TN	14	1.6	1.0%	100.0%
10	Renasant	Tupelo, MS	21	1.5	0.9%	14.7%

#2 community bank in Tennessee[2]

[1] Sorted by deposit market share, deposits are limited to Tennessee.
[2] Community bank defined as banks with less than $30bn in assets.
Source: SNL Financial. Note: Deposit data as of June 30, 2019. Pro forma for completed acquisitions since June 30, 2019, including the FSB merger.

5

Strategic drivers Experienced Senior Management Team Strategic M&A and Elite Financial Capital Optimization Performance Scalable Platforms Enabled by Great Place to Work Technology Empowered Teams Across Attractive Metro and Community Markets 6

Balance between community and metropolitan markets Our pro forma footprint1 Metropolitan markets Bowling Community markets Green MSA Nashville Knoxville MSA MSA Jackson MSA ◼ Market rank by deposits: ̶ Nashville (6th) ̶ Chattanooga (5th) Memphis MSA ̶ Knoxville (9th) Chattanooga ̶ Jackson (3rd) MSA Huntsville & Florence ̶ Bowling Green (7th) MSAs ̶ Memphis (28th) ̶ Huntsville (19th) ̶ Florence (13th) Total loans (excluding HFS)2 Total full service branches2 Total deposits2 - $4.8bn - 72 branches - $6.0bn Other Mortgage / Other 12% 7% Community 38% Community Metropolitan 18% 70% Metropolitan Metropolitan 61% 62% Community 32% 1 Source: SNL Financial. Statistics are based upon deposit data by MSA. Market data is as of June 30, 2019 and is presented on a pro forma basis for completed acquisitions since June 30, 2019. Size of bubble represents size of company deposits in a given market. 2 Financial and operational data as of June 30, 2020. 7

Well positioned in attractive metropolitan markets

FirstBank

Nashville rankings: "The new 'it' City" – The New York Times[1]

#1	in Metropolitan Economic Strength Rankings[2]
#2	Best Place for New Businesses[3]
#3	Best City for Young Professionals[4]
#4	Best City to Spend a Weekend[5]

Select companies with major Nashville presence

HCA Hospital Corporation of America; Nissan North America HQ; Cracker Barrel; Tractor Supply Co; AB; Dollar General; Bridgestone Americas, Inc.; Delek US; AT&T; amazon

Nashville growth

Population growth 2010 – 2019 (%)



6.6%
17.0%
U.S.
Nashville

Projected population growth 2019 – 2024 (%)



3.6%
6.8%
U.S.
Nashville

Projected median HHI growth 2019 – 2024 (%)



8.8%
11.1%
U.S.
Nashville

Chattanooga

- 4th largest MSA in TN
- Diverse economy with over 24,000 businesses
- Employs over 260,000 people

Knoxville

- 3rd largest MSA in TN
- Approximately 14,000 warehousing and distribution jobs are in the area and account for an annual payroll of $3.8 billion
- Well situated to attract the key suppliers and assembly operations in the Southeast

Jackson

- 8th largest MSA in TN
- 300,000 people make up Jackson's workforce. Existing companies include Kellogg Company, Gerdau, Stanley Black and Decker, Delta Faucet, & Ingram Publishing Group

Bowling Green

- Expands FirstBank across Kentucky state borderlines
- No. 1 spot in Site Selection Magazine's national ranking for economic development performance
- In 2019, the MSA announced $376.6MM in capital investment in expanded and new targeted businesses

Memphis

- 2nd largest MSA in TN
- Known for the busiest cargo airport in North America
- In 2018, Entrepreneur magazine ranked Memphis #15 on its "25 Cities Worth Moving to if You Want to Launch a Business"

Huntsville

- One of the strongest technology economies in the nation, with the highest concentration of engineers in the United States
- 6th largest county by military spending in the country

Florence

- University town home to the University of North Alabama and Northwest Shoals Community College
- Generally steady and diversified economy

[1] January 9, 2013 "Nashville Takes its Turn in the Spotlight". [2] Policom Corp., 2020. [3] SmartAdvisor, 2019. [4] SmartAsset, August 2019. [5] Thrillist, May 2019.
Source: S&P Market Intelligence; Chattanooga, Knoxville, Memphis, Huntsville, Bowling Green Chambers of Commerce, U.S. Department of Labor, Bureau of Labor Statistics, NAICS.

8

Aggressively managing for impact of COVID-19 ▪No pandemic related reductions in force, and remote work environment has been effective Health and ▪Branch lobby service had been reinstated across the footprint with sneeze guards and social distancing Safety methods in place ▪Re-suspending lobby access in selected facilities as case counts rise ▪Annualized deposit growth of 43.1% in 2Q 2020, resulting in Loans HFI / Deposits of 81.1% ▪On balance sheet and contingent liquidity increased to $4.7 billion, an increase of $0.4 billion from Liquidity March 31, 2020, resulting in on balance sheet liquidity of 14.0% of tangible assets as of June 30, 2020 ▪Monitoring movement of recent influx of deposits ▪Strong capital position ▪Total Risk Based Capital ratio increased to 13.4% as of June 30, 2020 Capital ▪Increased Allowance for Credit Losses to 2.34% of Loans HFI, or 2.51% adjusted to exclude PPP loans1 ▪Issued $100 million of bank-level subordinated notes in Q3; receive tier 2 treatment at bank and hold co ▪Mortgage continues to capitalize on low rate environment, delivered $33.6 million in total mortgage direct contribution in the second quarter Profitability ▪Deposit costs continue to decline with a cost of total deposits for 2Q 2020 of 0.65% ▪$560.2 million in time deposits with a weighted average cost of 1.75% mature in 2H 2020 ▪Assessing growth opportunities while balancing capital preservation and asset quality ▪Continue to prioritize serving existing customer base Growth ▪Successful in converting select prospects into customers in various markets ▪Seeing anecdotal buoyancy in certain markets as re-opening efforts have been initiated ¹ See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP financial measures. 9

Markets have reopened for economic activity

Market	Retail	Restaurant	Close Contact Providers	Entertainment Venues	Gyms	Mask Orders	Map Key
Government Guidance on Economic Activity							
Tennessee[1]	Open w/ Distancing	Open w/ Distancing	Open w/ Distancing	50% Capacity	Open w/ Distancing	Local jurisdictions, no mandate	
Georgia[2]	50% Capacity	Open w/ Distancing	Open w/ Distancing	Open w/ Distancing	Open w/ Distancing	Local jurisdictions, no mandate	
Kentucky[3]	50% Capacity	50% Capacity	Open w/ Distancing	50% Capacity	50% Capacity	Requirement, as of Aug. 6	
Alabama[4]	50% Capacity	Open w/ Distancing	Open w/ Distancing	50% Capacity	50% Capacity	Requirement, as of Jul. 29	
Davidson County[5]	75% Capacity	50% Capacity	50% Capacity	125 person maximum	50% Capacity	Requirement, as of June 28	
Shelby County[6]	50% Capacity	Open w/ Distancing	Open w/ Distancing	Open, 18 ft of Distance	50% Capacity	Requirement, as of July 3	

FBK County Footprint Reopening Map



MISSOURI
Hopkinsville
Murray
Clarksville
Gallatin
Columbia
Somerset
London
Corbin
Kingsport
Johnson City
Morristown
Athens
Asheville
Spartanburg
Greenville

[1] Source: tn.gov/governor/covid-19. Tennessee Pledge [2] Source: georgia.org/covid19bizguide#other. Governor Kemp's Statewide Executive Order: Guidelines for Businesses. [3] Source: govstatus.egov.com. Healthy at Work– Reopening Kentucky. [4] Source: alabamapublichealth.gov. Order of the State Health Officer Amended June 30, 2020. [5] Source: asafenashville.org. Roadmap for Reopening Nashville: Phase 2 Guidance and Resources, updated September 1, 2020 [6] Source: shelbycountytn.gov. Public Health Directive Updated September 3, 2020.

10

While we continue to work with impacted customers

Deferral programs

- First deferral held no requirements; granting of second deferrals are being decided on a case-by-case basis
- Standard consumer loan received 2-payment relief; standard commercial loan received 90 day principal and interest forbearance; relationship managers had authority to offer plans that varied from the standard
- Continuing to monitor as first deferral periods expire
- Working with customers in industries disproportionately affected by social distancing restrictions, including hospitality and restaurants
- Of $918 million loans given a first deferral, approximately 10% are still in the first deferral period[2]
- Approximately 19% of loans initially deferred have requested and been approved for an additional deferral[2]
- As of the end of August, approximately 21% of loans that have come out of their first deferral period have requested and received an additional deferral
- Approximately 5.5% of loans held in our mortgage servicing portfolio were in forbearance as of June 30, 2020

Total first deferrals by type ($918 million[1])



$354.8
21.3%
C&I[3]
$321.7
34.8%
CRE
$82.5
14.9%
C&D
$45.3
39.4%
Multifamily
$14.2
6.0%
1-4 Family HELOC
$83.6
11.3%
1-4 Family
$16.1
5.7%
Consumer & Other

Remaining deferrals by type ($260 million[2])



$77.9
4.7%
C&I[3]
$142.3
15.4%
CRE
$9.4
1.7%
C&D
$12.9
11.2%
Multifamily
$7.5
3.2%
1-4 Family HELOC
$9.4
1.3%
1-4 Family
$0.6
Consumer & Other

[1] Balances based on deferral participants' loan balances outstanding as of June 30, 2020. %'s are deferrals as a percentage of total outstanding balances in each reporting category as of June 30, 2020.
[2] Balances based on first, second and other deferral participants' as of August 31, 2020 and loan balances outstanding as of June 30, 2020. %'s are deferrals as a percentage of each reporting category as of June 30, 2020.
[3] Includes owner-occupied CRE, excludes PPP loans.

11

Strong liquidity position ◼ Customer deposit base has seen consistent growth in On balance sheet liquidity balances over the past 12 months and remains a stable base of funding and liquidity On-Balance Sheet Liquidity On-Balance Sheet Liquidity / Tangible Assets $988.5 $1,000.0 ◼ $900.0 Monitoring liquidity in secondary mortgage markets and $773.5 impact of servicing requirements $800.0 $700.0 $581.4 $550.7 $600.0 $547.9 14.0% ◼ Isolated and limited draw downs on commercial lines and $500.0 12.0% $400.0 9.5% 9.9% 9.3% HELOC since mid-March, continue daily monitoring $300.0 $200.0 $100.0 ◼ Monitoring movement of recent influx of deposits $- 2Q19 3Q19 4Q19 1Q20 2Q20 Loans HFI / customer deposits Sources of liquidity 2Q 2020 89.7% 89.1% 88.7% Current On-Balance Sheet: 85.3% Cash and Equivalents $717.6 81.3% Unpledged Securities 266.6 Equity Securities 4.3 Total On-Balance Sheet $988.5 Available Sources of Liquidity: Brokered CDs and Unsecured Lines $2,083.0 FHLB 524.7 Discount Window 1,055.3 Total Available Sources $3,663.0 2Q19 3Q19 4Q19 1Q20 2Q20 Note: Financial data presented on a consolidated basis. 12

Core deposit franchise provides stable liquidity Total deposits ($mm) Cost of deposits Customer deposits Brokered and internet time deposits Noninterest bearing (%) Cost of total deposits (%) 35.0% 29.8% $5,953 30.0% 24.7% 24.5% 24.8% $5,377 $15 25.0% 23.0% $4,843 $4,922 $4,935 $20 20.0% $25 $20 $30 1.14% 1.11% 15.0% 1.02% $5,938 0.94% $5,357 $4,915 10.0% $4,813 $4,897 0.65% 5.0% 0.0% 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 Noninterest bearing deposits1 ($mm) Deposit composition Time 20% Noninterest- bearing checking Savings 30% 5% $1,775 $1,336 Money market Interest-bearing $1,214 $1,208 checking $1,112 24% 21% 2Q19 3Q19 4Q19 1Q20 2Q20 51% Checking accounts ¹ Includes mortgage servicing-related deposits of $70.4mm, $121.4mm, $92.6mm, $110.1mm and $149.1mm for the quarters ended June 30, 2019, September 30, 2019, December 31, 2019, March 31, 2020 and June 30, 2020, respectively. Note: Financial data presented on a consolidated basis. 13

Well-capitalized headed into recession Capital position Tangible book value per share3 2Q19 1Q202 2Q201,2 Shareholder’s equity/Assets 12.1% 11.8% 11.1% $19.07 $18.35 TCE/TA² 9.2% 9.1% 8.7% $11.56 $11.58 Common equity 10.4% 11.0% 11.6% tier 1/Risk-weighted assets 3Q16 4Q16 1Q20 2Q20 Tier 1 capital/Risk-weighted 11.0% 11.6% 12.1% Simple capital structure assets Total capital/Risk-weighted 11.6% 12.5% 13.4% Tier 2 ACL assets Trust Preferred 9% 4% Tier 1 capital /Average 10.0% 10.3% 9.7% assets Common C&D loans subject to 100% 92% 86% 75% Equity Tier 1 4 Capital risk-based capital threshold 87% CRE loans subject to 100% 267% 231% 215% risk-based capital threshold4 Total regulatory capital: $7361 mm ¹ Total regulatory capital, FB Financial Corporation. 2 For regulatory capital purposes, the CECL impact over 2020 and 2021 is gradually phased-in from Common Equity Tier 1 Capital to Tier 2 capital. As of March 31 2020 and June 30, 2020, respectively, $31.8 million and $37.8 million are being added back to CET 1 and Tier 1 Capital, and $37.7 million and $43.7 million are being taken out of Tier 2 capital. 3 See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. 4 Risk-based capital at FirstBank as defined in Call Report. 14

FirstBank

Balanced portfolio

Portfolio mix – gross loans HFI ($4.8bn)



Other
6%
1-4 family
15%
1-4 family HELOC
5%
Multifamily
2%
C&D
12%
CRE 2
19%
C&I1
41%

C&I[1] exposure by industry

	Balance Ex. PPP				PPP
	C&I	CRE-OO	Total	% of Total	Loans
Real Estate Rental and Leasing	$ 278.7	$ 97.2	$ 375.9	22.7%	$ 11.5
Retail Trade	65.3	101.1	166.4	10.0%	23.3
Wholesale Trade	100.3	41.8	142.1	8.6%	24.6
Finance and Insurance	125.5	14.6	140.1	8.4%	7.0
Health Care and Social Assistance	52.8	76.8	129.6	7.8%	41.6
Manufacturing	70.7	56.4	127.1	7.7%	44.6
Other Services (except Public Administration)	16.8	78.3	95.1	5.7%	17.0
Accommodation and Food Services	23.7	53.3	76.9	4.6%	15.3
Transportation and Warehousing	51.2	13.3	64.5	3.9%	11.8
Arts, Entertainment and Recreation	27.4	35.2	62.7	3.8%	7.4
Construction	37.3	26.1	63.3	3.8%	39.0
Professional, Scientific and Technical Services	22.6	16.9	39.5	2.4%	29.8
Information	18.1	12.9	30.9	1.9%	3.9
Other	84.8	59.2	144.0	8.7%	37.9
Total	$ 975.0	$ 683.2	$ 1,658.2	100.0%	$ 314.7

CRE[2] exposure by collateral ($0.9bn)



Other
24%
Office
18%
Hotel
16%
Retail
14%
Manufactured
Home
9%
Self Storage
8%
Warehouse /
Industrial
7%
Healthcare Facility
5%

C&D exposure by collateral ($0.6bn)



Other
11%
1-4 Family to be
sold
25%
Land A&D
23%
Owner Occ 1st
Mortgage
13%
Land-Zoned
Commercial
9%
Self Storage
5%
Owner Occ Business Real
Estate
4%
Multi Family
4%
Owner Occ Land
3%
Hotel
3%

[1] C&I includes owner-occupied CRE. PPP Loans comprise 16% of C&I loans, or 7% of gross loans (HFI). [2] Excludes owner-occupied CRE.

15

Industries of concern – pro forma as of June 30, 2020 FBK FSB Pro Forma¹ Industries of Industries of Industries of Concern Concern Concern 22.7% 20.9% 22.0% $4.8bn $2.8bn $7.6bn Other Other Other Industries Industries Industries 77.3% 79.1% 78.0% FBK % of FSB % of Pro Forma¹ % of Industries of Concern Loans HFI Industries of Concern Loans HFI Industries of Concern Loans HFI Retail 7.7% Retail 9.1% Retail 8.2% Healthcare 5.3% Healthcare 3.0% Healthcare 4.5% Hotel 4.0% Hotel 5.1% Hotel 4.4% Other Leisure 2.3% Other Leisure 0.5% Other Leisure 1.5% Transportation 2.1% Transportation 0.4% Transportation 1.6% Restaurant 1.3% Restaurant 2.8% Restaurant 1.9% Total (%) 22.7% Total (%) 20.9% Total (%) 22.0% Total ($bn) $1.1 Total ($bn) $0.6 Total ($bn) $1.7 Gross Loans HFI ($bn) $4.8 Gross Loans HFI ($bn) $2.8 Gross Loans HFI ($bn) $7.6 1 Simple summation of balances as of June 30, 2020; does not take into account potential impact of purchase accounting. Note: Loan, reserve and asset quality data is consistent between the bank level and consolidated level. 16

FirstBank

FBK Industries of concern

- Concentrations representative of community bankers serving customers across our communities
- Focused on in-market relationship banking
- Trends better than expected to date as markets reopened in late April / early May, continue monitoring in light of COVID case increases
- Limited SNC exposure overall at 3 credits less than $100 million in aggregate, and none are in these industries of concern
- Summary: While satisfactory to date, continue to monitor closely

Industry exposures / gross loans (HFI)



7.7%
5.3%
4.0%
2.3%
2.1%
1.3%
Retail
Healthcare
Hotel
Other Leisure
Transportation
Restaurant

Deferral participants

	Remaining First Deferrals		Second Deferrals		Returned to Normal / Other	
	8/31/20 Participants	6/30/20 Balances	8/31/20 Participants	6/30/20 Balances	8/31/20 Participants	6/30/20 Balances
Retail	9	$ 7.2	11	$ 16.5	96	$ 118.2
Healthcare	7	18.1	2	0.5	76	37.3
Hotel	7	12.5	16	111.0	29	22.7
Other Leisure	14	12.3	5	10.3	22	17.2
Transportation	-	-	5	0.8	108	9.9
Restaurant	7	5.8	3	5.0	64	32.8
Total Industries of Concern	44	$ 55.9	42	$ 144.1	395	$ 238.1
Other Loans HFI	47	32.3	70	27.8	1,349	421.8
Total Loans HFI	91	$ 88.2	112	$ 171.9	1,744	$ 659.9

Note: Exposures included will differ from "C&I Exposure by Industry" table on slide 15 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures. Loan, reserve and asset quality data is consistent between the bank level and consolidated level. Industry exposures and credit quality percentages are as of June 30, 2020.

17

FBK Retail portfolio – 7.7% of gross loans HFI

- 53% C&I / CRE-OO and 47% CRE Non-OO and Other
- CRE Non-owner occupied and Other
  - Generally smaller strip centers with backing of good guarantors; largest single loan <$8 million
  - High level of tenants paying as agreed; those not paying are working with our borrowers in developing payment plans as locales have reopened
  - Summary: Continue to monitor for issues, so far continued satisfactory performance
- C&I / CRE-OO portfolio
  - Auto dealerships are weathering the downturn; limited supply creating shortages in inventory
  - Summary: Satisfactory performance, continue to monitor, especially regarding reopening trends

Portfolio overview



Car, RV, Boat and ATV Dealers 22%
Gas Stations and Convenience Stores 6%
Sporting goods 3%
Pharmacies and drug stores 2%
Other Retailers <3% 20%
Non-Owner Occ / Other CRE 47%

Credit quality



94.8%
2.2%
1.0%
1.9%
Pass
Watch
Special Mention
Substandard

Deferral participants



$7
$17
$118
$-
Remaining First Deferrals
Second Deferrals
Returned to Normal
Other

Note: Exposures included will differ from "C&I Exposure by Industry" table on slide 19 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures. Loan, reserve and asset quality data is consistent between the bank level and consolidated level. Portfolio overview and credit quality percentages are as of June 30, 2020.

18

FBK Healthcare portfolio – 5.3% of loans HFI

- Assisted Living / Nursing Care continues to perform well; no known COVID-19 outbreaks at this time
- Offices of Physicians benefitted from the majority of our markets reopening in late April / early May
- Summary: Satisfactory performance to date, continue to monitor

Portfolio overview



Other Healthcare and Social Assistance 25%
Assisted Living / Nursing Care / Continuing Care 37%
Mental Health and Substance Abuse 14%
Offices of Physicians 24%

Credit quality



95.5%
1.5%
0.0%
3.0%
Pass
Watch
Special Mention
Substandard

Deferral participants



$18
$1
$34
$3
Remaining First Deferrals
Second Deferrals
Returned to Normal
Other

Note: Exposures included will differ from "C&I Exposure by Industry" table on slide 19 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures. Loan, reserve and asset quality data is consistent between the bank level and consolidated level. Portfolio overview and credit quality percentages are as of June 30, 2020.

19

FBK Hotel portfolio – 4.0% of gross loans HFI

- Occupancy rates vary widely across footprint, with Nashville hotels at approximately 30% - 40%, while some geographies are as high as 80%
- Reports from operators reference leisure properties lead the way, Thursday through Sunday business has picked up
- Confident in the underwriting of our portfolio and the strength of our borrowers
- Two legacy credits acquired in prior acquisitions totaling $4.8 million in outstanding balances accounted for the majority of the increase in substandard loans between 1Q 2020 and 2Q 2020. One other legacy property, highlighted in prior earnings call, continues to be reflected within substandard category with significant reserves recorded
- 53 first deferral participants as of June 30th with $147 million outstanding; 16 second deferral participants as of August 31st with $111 million in outstanding balances; 27 with $19.0 million in outstanding balances have returned to normal
- Summary: Continue to remain concerned about the space, with heavy attention from our teams

Outstanding by location



Out of Market
8%
Other Community
7%
Nashville MSA
36%
Other MSA
13%
Bowling Green MSA
10%
Atlanta MSA
10%
Memphis MSA
16%

Credit quality



85.8%
7.2%
0.5%
6.5%
Pass
Watch
Special Mention
Substandard

Outstanding by flag



Other
11%
Best Western / Choice / Red Lion / Red Roof
12%
Hilton / IHG / Marriott / Wyndham
77%

Note: Exposures included will differ from "C&I Exposure by Industry" table on slide 19 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures.
Loan, reserve and asset quality data is consistent between the bank level and consolidated level. Outstanding by location, credit quality and outstanding by flag percentages are as of June 30, 2020.

20

FBK Other Leisure – 2.3% of gross loans HFI

- Confidence in portfolio due to current performance and strong guarantors
- Certain categories, such as marinas, have actually benefitted from current backdrop as safe recreational activities are sought
- Exercise operators report improved results since re-openings
- Discussions with clients associated with professional sports or theater operators indicate plans to perform as agreed upon coming out of deferral periods, including specific identified capital calls
- Summary: Satisfactory performance, continue to monitor

Portfolio overview



Other <5%
18%
Marinas
19%
Theaters
8%
RV Parks and
Campgrounds
17%
Sports Teams and
Clubs
10%
Historical Sites
13%
Fitness and Rec Sports
Centers
15%

Credit quality



96.3%
2.0%
0.0%
1.7%
Pass
Watch
Special Mention
Substandard

Deferral participants



$12
$10
$16
$2
Remaining First Deferrals
Second Deferrals
Returned to Normal
Other

Note: Exposures included will differ from "C&I Exposure by Industry" table on slide 19 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures. Loan, reserve and asset quality data is consistent between the bank level and consolidated level. Portfolio overview and credit quality percentages are as of June 30, 2020.

21

FBK Transportation and warehousing – 2.1% of gross loans HFI ◼ Overall satisfactory performance Portfolio overview Other ◼ Larger operators are improving Transportation and Warehousing 16% ◼ One small trucking operator with <$1.5 million in outstandings filed for bankruptcy during the quarter Consumer Charter Transportation ◼ Summary: Overall acceptable results, monitoring for 11% Trucking potential impact to smaller operators 50% Air Travel and Support 23% Credit quality Deferral participants 78.0% $10 21.0% $1 0.0% 1.3% $- $- Pass Watch Special Mention Substandard Remaining First Second Deferrals Returned to Normal Other Deferrals Note: Exposures included will differ from “C&I Exposure by Industry” table on slide 19 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures. Loan, reserve and asset quality data is consistent between the bank level and consolidated level. Portfolio overview and credit quality percentages are as of June 30, 2020. 22

FirstBank

FBK Restaurant – 1.3% of gross loans HFI

- Overall satisfactory performance
- Quick service seeing satisfactory results with drive through model
- Full service impacted more heavily given costs to re-open and concerns regarding potential further shut-downs. Portfolio in this category benefit from backing of guarantors
- Largest exposure ($3.9 million) is to an operator currently benefitting from their model, which is a combination of fast casual and bar service
- Summary: Satisfactory performance to date; continue to be concerned about this space as operators face re-engineering their models long-term
- Not included in this exposure disclosure is a diversified food company which also has certain retail outlets, exposure ~$25M; relationship accepted first deferral and not currently performing to par

Portfolio overview



Other
4%
Bars
6%
Limited Service
30%
Full Service
60%

Credit quality



85.4%
3.0%
10.6%
1.1%
Pass
Watch
Special Mention
Substandard

Deferral participants



$6
$5
$31
$2
Remaining First Deferrals
Second Deferrals
Returned to Normal
Other

Note: Exposures included will differ from "C&I Exposure by Industry" table on slide 19 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures. Loan, reserve and asset quality data is consistent between the bank level and consolidated level. Portfolio overview and credit quality percentages are as of June 30, 2020.

23

FirstBank

FSB portfolio overview

Portfolio mix



Other
0%
1-4 family
15%
1-4 family HELOC
7%
Multifamily
2%
C&D
23%
CRE 2
25%
C&I 1
28%

C&I[1] exposure by industry

	Balance Ex. Non-Core				Non-Core
	C&I	CRE-OO	Total	% of Total	Loans
Real Estate Rental and Leasing	$ 38.1	$ 70.8	$ 108.9	25.4%	$ 12.6
Accommodation and Food Services	5.4	33.3	38.7	9.0%	-
Retail Trade	5.4	27.9	33.3	7.7%	-
Health Care and Social Assistance	21.4	10.9	32.3	7.5%	185.5
Other Services (except Public Administration)	3.5	25.8	29.3	6.8%	-
Construction	10.1	16.6	26.8	6.2%	-
Manufacturing	18.0	8.0	26.0	6.1%	44.1
Wholesale Trade	5.6	15.6	21.2	4.9%	37.8
Educational Services	6.7	12.0	18.7	4.4%	-
Professional, Scientific and Technical Services	7.0	9.7	16.8	3.9%	33.0
Finance and Insurance	10.4	5.3	15.7	3.7%	10.8
Mining	6.8	-	6.8	1.6%	-
Transportation and Warehousing	2.8	1.1	3.9	0.9%	16.7
Other	18.4	32.8	51.2	11.9%	17.1
Total	$ 159.6	$ 269.8	$ 429.4	100.0%	$ 357.6

Non-Owner Occupied CRE ($0.7B) exposure by sector



Other
7%
Restaurant
4%
Health Care /
Assisted Living
7%
Mixed Use
9%
Warehouse/Industrial
13%
Hotel
15%
Office
19%
Retail
26%

C&D exposure by type ($0.6B)



Other
13%
Hotel
3%
Commercial Land
3%
Assisted Living / Nursing
4%
Retail
4%
Commercial Lot
5%
Residential Pre-
Sale
9%
Multifamily
9%
Commercial A&D
10%
Residential
Custom
10%
Residential Spec
30%

[1] C&I includes owner-occupied CRE. Note: C&I includes $357.6 million in Non-Core, Institutional loans, or 13% of loans HFI [2] Excludes owner-occupied CRE.

Source: FSB internal documents. Information is as of June 30, 2020.

24

FB FirstBank

FSB Industries of concern

- Concentrations representative of community bankers serving customers across FSB's communities
- Core portfolio is focused on in-market relationship banking
- No shared national credits outside of the non-core portfolio
- Limited private equity backed relationships outside of the non-core portfolio
- Core healthcare portfolio is approximately evenly split between C&I and CRE; largest non-owner occupied relationship is ~$11 million for a skilled nursing facility and a 69% LTV; largest C&I relationship is ~$4 million to a local day-care facility

Industry exposures / gross loans (HFI)



9.1%
5.1%
3.0%
2.8%
0.5%
0.4%
Retail
Hotel
Healthcare
Restaurant
Other Leisure
Transportation

Deferral participants

	Remaining First Deferrals		Second Deferrals		Returned to Normal / Other	
	8/31/20 Participants	6/30/20 Balances	8/31/20 Participants	6/30/20 Balances	8/31/20 Participants	6/30/20 Balances
Retail	-	$ -	1	$ 0.1	31	$ 122.2
Hotel	3	7.4	12	84.1	8	26.6
Healthcare	3	4.5	3	11.7	28	18.0
Restaurant	3	0.7	8	17.5	19	38.2
Other Leisure	-	-	3	4.1	6	3.0
Transportation	-	-	9	1.6	3	5.2
Total Industries of Concern	9	$ 12.6	36	$ 119.1	95	$ 213.3
Non-Core Institutional Portfolio	2	5.3	-	-	18	79.7
Other Loans HFI	79	81.6	15	33.1	254	229.6
Total Loans HFI	90	$ 99.5	51	$ 152.2	367	$ 522.6

Source: FSB internal documents. Industry exposures and credit quality percentages are as of June 30, 2020.

25

FSB Retail portfolio – 9.1% of loans HFI ◼ Core business focuses primarily on local customers and Portfolio overview local projects 1 ◼ Focus on multiple sources of repayment (Primary, C&I 18% Secondary and Tertiary) ◼ 3 Non-Owner Occupied relationships over $10 million; largest loan is ~$34 million for an in-market regional mall at C&D ~55% LTV with a mix of retail and restaurants and Dillard’s 12% as the anchor tenant ◼ Median C&I loan is $0.3 million; largest relationship is ~$6 million to an auto dealer Non-Owner Occ / Other CRE 70% Credit quality Deferral participants2 95.2% $118 $5 1.8% 1.6% 1.4% $- $0 Pass Watch Special Mention Substandard Remaining First Second Deferrals Returned to Normal Other 1 C&I includes owner-occupied CRE. Deferrals 2 Information as of August 31, 2020. Balances as of June 30, 2020. Source: FSB internal documents. Information is as of June 30, 2020. 26

FSB Hotel portfolio – 5.1% of loans HFI ◼ Focus on experience, flag, operator and location Outstanding by location ◼ Portfolio is underwritten less than 65% LTV Other Middle TN ◼ Diversification within the portfolio and flag with greater than 65% 6% being Business Class or Premium Flags Franklin ◼ Project exposure risk reduced based upon conservative hold 20% levels Nashville – Largest single exposure is $26 million 47% – $68 million outstanding to 4 loans $13 million - $26 million in balances – Remaining $63 million spread between 34 properties Brentwood ◼ As of August 31, 2020, 12 of 23 notes that received first deferrals 27% have received second deferrals, or $84 million of $118 million Credit quality Outstanding by flag Other 10% 90.0% Best Western / Choice Hilton / Hyatt / IHG / Marriott / / Red Lion / Red Roof Wyndham 22% 68% 10.0% 0.0% 0.0% Pass Watch Special Mention Substandard Source: FSB internal documents. Information is as of June 30, 2020. 27

FSB Restaurant – 2.8% of loans HFI ◼ Over 50% of portfolio are for Fast-Casual/Sit Down Portfolio overview restaurants with local ownership and established operators ◼ Focus on relationship banking including personal, business, depository and treasury relationships ◼ Primary customer is an experienced local operator Non-Owner Occ / Other CRE 37% ◼ Largest C&I loan is ~$10 million restaurant space housing multiple popular local Fast-Casual concepts, real estate secured 1 ◼ Largest Non-Owner Occupied loan is ~$7 million to an C&I experienced local developer with 3 fast food restaurants as 63% the anchor tenants and 56% LTV ◼ Median C&I loan size $0.3 million, median non-owner occupied size $1.6 million Credit quality Deferral participants2 $36 92.0% $18 7.0% $3 0.8% 0.2% $1 Pass Watch Special Mention Substandard Remaining First Second Deferrals Returned to Normal Other 1 C&I includes owner-occupied CRE. Deferrals 2 Information as of August 31, 2020. Balances as of June 30, 2020. Source: FSB internal documents. Information is as of June 30, 2020. 28

FSB Non-core portfolio - $358 million as of 2Q 2020 ◼ The FSB “non-core” portfolio consists primarily of shared national credits and nationwide loans to private-equity backed companies, with a focus on healthcare ◼ FSB management has been unwinding this portfolio since 2019. There was $430 million in the portfolio at December 31, 2019. $409 million as of March 31, 2020 and $358 million as of June 30, 2020 ◼ This portfolio does not align with the combined company’s focus on in-market, relationship-based banking and is not part of the combined company’s future business strategy ◼ With a dislocated secondary market for these relationships due to the COVID-19 impact on the economy, this book may remain on the combined company’s balance sheet longer than anticipated at transaction announcement, which was an immediate divestiture post-transaction close ◼ A substantial mark will be taken on the remaining portfolio based on credit and liquidity conditions at closing, and the remainder will be moved from the combined company’s balance sheet as soon as is practicable Composition Loans criticized or worse Non-SNC SNC $262 $28 $64 $95 $198 $35 $60 $- Corporate Healthcare Corporate Healthcare 1 C&I includes owner-occupied CRE. 2 Excludes owner-occupied CRE. 3 Exclude HFS loans. Source: FSB internal documents. 29

FirstBank

Allowance for credit losses overview

- Current Expected Credit Loss (CECL) Allowance for Credit Losses (ACL) model utilizes a blend of Moody's economic scenarios from June 20, 2020, with resulting key economic data summarized below:

	FQE,			FYE 12/31,			
	3Q 2020	4Q 2020	1Q 2021	2020	2021	2022	2023
GDP (bcw$)	$ 18,243.7	$ 18,387.1	$ 18,533.1	$ 18,260.8	$ 18,919.8	$ 20,040.0	$ 20,830.4
Annualized % Change	19.8%	3.2%	3.2%	(4.3%)	3.6%	5.9%	4.0%
Total Employment (millions)	142.2	143.0	143.6	143.2	145.2	149.7	153.9
Unemployment Rate	9.0%	8.9%	8.7%	8.8%	8.0%	6.0%	4.4%
CRE Price Index	248.975	243.6	243.475	243.6	269.35	308.4	340.425
NCREIF Property Index: Rate of Return	(14.4%)	5.9%	1.2%	(3.7%)	3.2%	4.4%	3.2%

- Key changes to economic assumptions from the prior quarter include:
  - CRE Price Index declining: Current 2021 estimate of 269.4 compares to 284.7 in 1Q 2020 CECL model
  - Unemployment Rate increasing: Current 2021 estimate of 8.0% compares to 6.6% in 1Q 2020 CECL model

ACL / loans HFI by category



4Q 2019
1Q 2020
2Q 2020
0.71%
1.95%
2.51%
0.54%
1.17%
0.83%
0.50%
1.98%
3.30%
1.85%
3.81%
6.43%
0.78%
2.46%
3.91%
0.44%
1.75%
1.68%
0.34%
2.52%
2.87%
1.10%
2.56%
2.48%
Gross Loans HFI (Ex. PPP)[2]
Commercial & Industrial[3]
Non-Owner Occ CRE
Construction
Multifamily
1-4 Family Mortgage
1-4 Family HELOC
Consumer & Other

[1]Source: Moody's "June 2020 U.S. Macroeconomic Outlook Baseline and Alternative Scenarios Updated". [2]See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. [3]Commercial and Industrial includes $314.7 million in PPP loans, which had a 17 bps impact on June 30, 2020 ACL / Loans HFI.

Note: Loan, reserve and asset quality data is consistent between the bank level and consolidated level. Data not shown pro forma for FSB acquisition.

30

Asset quality remains solid Nonperforming ratios Classified loans ($mm) NPLs (HFI)/loans (HFI)1 NPAs/assets1,2 $88 0.77% $79 $80 0.74% 0.73% 0.71% $74 0.68% $69 0.59% 0.62% 0.60% 0.43% 0.47% 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 LLR/loans HFI (excluding PPP loans)3 Net charge-offs/average loans 2.51% 0.30% 1.95% 0.19% 0.70% 0.72% 0.71% 0.05% 0.05% 0.00% 2Q19 3Q19 4Q19 1Q20 2Q20 2Q19 3Q19 4Q19 1Q20 2Q20 ¹ Adoption of CECL resulted in approximately $5.5 million of former PCI loans being reportable as nonperforming loans in 1Q 2020. 2 Includes acquired excess land and facilities held for sale–see page 14 of the Quarterly Financial Supplement. 3 See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. Note: Loan, reserve and asset quality data is consistent between the bank level and consolidated level. Data not shown pro forma for FSB acquisition. 31

Core earnings power remains intact Adjusted pre-tax, pre-provision return on average assets¹ 2.72% 2.40% 2.34% 2.25% 2.15% 1.81% 2015 2016 2017 2018 2019 YTD 2020 Drivers of profitability Loans/deposits Net interest margin Noninterest income ($mm) Core efficiency ratio1 Loans excluding HFS Loans HFS 101% $145 $142 95% 95% $131 $135 88% 15% 88% $124 73.1% 81% 7% 6% 4.66% 7% 70.6% 11% 19% 4.46% $92 68.1% 4.34% 65.8% 65.4% 4.10% 89% 60.9% 86% 88% 81% 3.97% 70% 69% 3.70% 2015 2016 2017 2018 2019 2Q20 2015 2016 2017 2018 2019 YTD 2015 2016 2017 2018 2019 YTD 2015 2016 2017 2018 2019 YTD 2020 2020 2020 ¹ See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. Note: Financial data presented on a consolidated basis. Data not shown pro forma for FSB acquisition. 32

FB FirstBank

Mortgage operations overview

Highlights

- Record total Mortgage pre-tax contribution of $33.6mm for 2Q 2020
- Mortgage sale margins continue to be elevated due to industry capacity constraints and low interest rates
- Mortgage pipeline at the end of 2Q 2020 remains robust at $1.2 billion, as compared to $0.6 billion at the end of 2Q 2019
- Mortgage banking income $72.2mm, up 194.3% from 2Q 2019 and 120.4% from 1Q 2020
- Mortgage structure allows team to capitalize on attractive rate environments while weathering downturns

Quarterly mortgage production



Consumer Direct
Retail
Wholesale
2Q19
1Q20
2Q20

	2Q19	1Q20	2Q20
IRLC volume:	$1,820mm	$2,094mm	$2,239mm
IRLC pipeline[1]:	$609mm	$1,085mm	$1,206mm
Refinance %:	49%	78%	80%
Purchase %:	51%	22%	20%

Mortgage banking income ($mm)

	2Q19	1Q20	2Q20
Gain on Sale	$21.0	$30.4	$45.5
Fair value changes	$3.3	$3.2	$34.8
Servicing Revenue	$4.0	$5.0	$5.1
Fair value MSR changes	($3.8)	($5.9)	($13.2)
Total Income	$24.5	$32.7	$72.2

Mark to market value and gain on sale margin



Mark to Market Value 2
Gain on Sale Margin
2.22%
1.67%
2.20%
2.29%
2.27%
2.88%
1.41%
2.92%
3.84%
2.85%
2Q19
3Q19
4Q19
1Q20
2Q20

[1] As of the respective period-end. [2] Defined as pipeline net of hedge plus best efforts divided by hedge weighted volume.
Note: Data not shown pro forma for FSB acquisition.

33

Appendix 34

Reconciliation of non-GAAP financial measures Adjusted diluted earnings per share 35

Reconciliation of non-GAAP financial measures Adjusted pro forma net income and diluted earnings per share1 Adjusted pre-tax, pre-provision earnings 1 2016 includes loss on sale of mortgage servicing rights, impairment of mortgage servicing rights, gain on sales or write-downs of other real estate owned and other assets and gain on sale of securities; 2015 includes bargain purchase gain and gain from securities; 2 The Company terminated its S-Corporation status and became a taxable corporate entity (“C Corporation”) on September 16, 2016 in connection with its initial public offering. Pro forma amounts for income tax expense, adjusted, and diluted earnings per share, adjusted, have been presented assuming the Company’s pro forma effective tax rate of 36.75% and 35.08% for the years ended December 31, 2016 and 2015, respectively, and also includes the exclusion of a one-time tax change from C Corp conversion in 3Q 2016 and the 4Q 2017 benefit from the 2017 Tax Cuts and Jobs Act. 2019 and 2018 use a marginal tax rate on adjustments of 26.06%; 2017 uses a marginal tax rate on adjustments of 39.23%. 36

Reconciliation of non-GAAP financial measures (cont’d) Tax-equivalent core efficiency ratio 1 Efficiency ratio (GAAP) is calculated by dividing non-interest expense by total revenue. 37

Reconciliation of non-GAAP financial measures (cont’d) Segment tax-equivalent core efficiency ratios 1 Includes mortgage segment other noninterest mortgage banking expense, depreciation, loss on sale of mortgage servicing rights and amortization and impairment of mortgage servicing rights. 38

Reconciliation of non-GAAP financial measures (cont’d) Tangible book value per common share and tangible common equity to tangible assets 39

Reconciliation of non-GAAP financial measures (cont’d) Adjusted pro forma return on average tangible common equity Adjusted pre-tax, pre-provision, return on average tangible common equity 40

Reconciliation of non-GAAP financial measures (cont’d) Adjusted return on average assets and equity Adjusted pre-tax, pre-provision return on average assets and equity 41

Reconciliation of non-GAAP financial measures (cont’d) Adjusted pro forma return on average assets and equity Adjusted pro forma pre-tax, pre-provision return on average assets and equity 42

Reconciliation of non-GAAP financial measures (cont’d) Adjusted allowance for credit losses to loans held for investment 43